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                                                            EXHIBIT 23.2
                                                            ------------



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of Datametrics Corporation and the related Prospectus pertaining to the 1995 Stock Option Plan and the Employee Qualified Stock Purchase Plan of Datametrics Corporation of our report dated December 8, 1995, with respect to the financial statements and schedules of Datametrics Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 29, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                                         /s/ ERNST & YOUNG LLP

Woodland Hills, California
May 28, 1996